Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-147401, 333-150633, 333-180923, 333-195454, 333-213170, 333-217489, and 333-224491 on Form S-8 of our report dated February 22, 2019, relating to the consolidated financial statements and financial statement schedules of Teledyne Technologies Incorporated and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Company for the year ended December 30, 2018.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 22, 2019